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                                                                   EXHIBIT 13(a)

                 EXHIBIT 13 (a) ILLUSTRATION SAMPLE CALCULATION

ILLUSTRATED CONTRACT ASSUMPTIONS
Female Issue Age 65 Standard Non-Tobacco, $69,417 Face Amount, $30,000.00 initial Payment

Current cost of insurance rates, 12% Hypothetical Gross Investment Return ("Gross Return")

Sample calculation is for the beginning of contract year 5.


BEGINNING OF PERIOD ACCOUNT VALUE

Account Value start of period = Account Value end of prior period + additional
                                 Payments
                              = 41,978.26 + 0.00
                              = 41,978.26


MONTHLY DEDUCTION
Annual Fee = $30.00

Cost of Insurance = Account Value multiplied by Annual asset-based
                     COI charge divided by 12
                  = (41,978.26 - 30.00) * 0.45% / 12
                  = 15.73

Monthly Deduction = Cost of Insurance + Cost of Optional Benefits + Annual Fee
                  = 15.73 + 0.00 + 30.00
                  = 45.73

CALCULATING THE ANNUAL NET SUB-ACCOUNT YIELD
Separate Account Expense Charge: The annual equivalent charge ("SA Charge") is the value that satisfies the equation

       1 + Gross Return - Assumed Asset Charge(1) - SA Charge = [(1 + Gross Return - Assumed Asset Charge)^(1/365) - (nominal Separate Account Expense Charge / 365)]^365
or

       1+.12 - .0086 - SA Charge = [(1 + .12 - .0086)^(1/365) - .0165 /
365]^365 giving

       SA Charge = 1.81828%

Annual Net Sub-Account Yield = Hypothetical Gross Investment Return - Assumed
                                Asset Charge - SA Charge
                             = 12.00% - 0.86% - 1.81828%
                             = 9.32172%

    (1) Asset charges vary by sub-account, and the Unit Value for each sub-account will be reduced using the actual asset charge for that sub-account. The Assumed Asset Charge used in illustrations is the arithmetic average of the actual asset charges for each of the offered sub-accounts.

INVESTMENT RETURN
Investment Return = (Beginning Account Value - Monthly Deduction) *
                     [(1+Annual Net Sub-Account Yield)^(1/12)-1]
                  = (41,978.26 - 45.73) * [(1.0932172)^(1/12) - 1]
                  = 312.60

ENDING POLICY VALUES
Ending Account Value = Beginning Account Value - Monthly Deduction + Investment
                        Return
                     = 41,978.26 - 45.73 + 312.60
                     = 42,245.13

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Surrender Charge = Initial Payment * Current Year Percentage
                 = 30,000 * 7.25%
                 = 2,175.00

Cash Value = Account Value less Surrender Charge
           = 42,245.13 - 2,175.00
           = 40,070.13

Death Benefit = larger of Face Amount and Account Value multiplied by Corridor
                 Factor
              = larger of 69,417 and (42,245.13 * 116%)
              = 69,417

INTERIM VALUES FOR ALL MONTHS IN CONTRACT YEAR 5

----------- ----------- ----------- ----------- ----------- -----------
              Monthly   Investment    Account      Cash        Death
   Month     Deduction    Return       Value       Value      Benefit
----------- ----------- ----------- ----------- ----------- -----------
     1         45.73      312.60     42,245.13   40,070.13     69,417
----------- ----------- ----------- ----------- ----------- -----------
     2         15.84      314.81     42,544.10   40,369.10     69,417
----------- ----------- ----------- ----------- ----------- -----------
     3         15.95      317.04     42,845.19   40,670.19     69,417
----------- ----------- ----------- ----------- ----------- -----------
     4         16.07      319.28     43,148.40   40,973.40     69,417
----------- ----------- ----------- ----------- ----------- -----------
     5         16.18      321.54     43,453.76   41,278.76     69,417
----------- ----------- ----------- ----------- ----------- -----------
     6         16.30      323.81     43,761.27   41,586.27     69,417
----------- ----------- ----------- ----------- ----------- -----------
     7         16.41      326.11     44,070.97   41,895.97     69,417
----------- ----------- ----------- ----------- ----------- -----------
     8         16.53      328.41     44,382.85   42,207.85     69,417
----------- ----------- ----------- ----------- ----------- -----------
     9         16.64      330.74     44,696.95   42,521.95     69,417
----------- ----------- ----------- ----------- ----------- -----------
     10        16.76      333.08     45,013.27   42,838.27     69,417
----------- ----------- ----------- ----------- ----------- -----------
     11        16.88      335.44     45,331.83   43,156.83     69,417
----------- ----------- ----------- ----------- ----------- -----------
     12        17.00      337.81     45,652.64   43,477.64     69,417
----------- ----------- ----------- ----------- ----------- -----------